Exhibit 4.1(d)

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                             AMC ENTERTAINMENT INC.
                                       and
                           the Guarantors Named Herein
                                       and
                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee
                          FIFTH SUPPLEMENTAL INDENTURE,
                         Dated as of December 28, 1995,
                                       to
                                    INDENTURE
                           Dated as of August 1, 1992,
                               As Supplemented by
                        THE FIRST SUPPLEMENTAL INDENTURE,
                           Dated as of March 31, 1993,
                                     and by
                       THE SECOND SUPPLEMENTAL INDENTURE,
                            Dated as of May 28, 1993
                                     and by
                        THE THIRD SUPPLEMENTAL INDENTURE,
                            Dated as of May 28, 1993,
                                     and by
                       THE FOURTH SUPPLEMENTAL INDENTURE,
                           Dated as of March 31, 1994

                  --------------------------------------------


                                  $100,000,000
                          11 7/8% Senior Notes Due 2000

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         FIFTH SUPPLEMENTAL INDENTURE, dated as of December 28, 1995 (the "Fifth
Supplemental Indenture"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), AMERICAN MULTI-CINEMA, INC., a Missouri corporation, AMC
REALTY, INC., a Delaware corporation, CONSERVCO, INC., a Missouri corporation, AMC CANTON REALTY, INC., a Delaware corporation, AMC PHILADELPHIA, INC., a Delaware corporation, BUDCO THEATRES, INC., a Pennsylvania corporation, CONCORD CINEMA, INC., a Delaware corporation, and AMC FILM MARKETING, INC., a Missouri corporation (collectively, the "Guarantors" and each a "Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee
(the "Trustee"), to the Indenture, dated as of August 1, 1992, as supplemented by the First Supplemental Indenture, dated as of March 31, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture dated as of May 28, 1993, and the Fourth Supplemental Indenture dated as of March 31, 1994 (collectively, the "Indenture"), among the Company, as issuer, the Guarantors and the Trustee.

         WHEREAS, the Company and the Guarantors are parties to the Indenture, pursuant to which $100,000,000 aggregate principal amount of 11 7/8% Senior Notes due 2000 (the "Securities") of the Company were issued; and

         WHEREAS, there are now outstanding under the Indenture Securities in the aggregate principal amount of $100,000,000; and

         WHEREAS, pursuant to Section 9.2 of the Indenture, a majority in aggregate principal amount of the outstanding Securities have consented to the amendments and modifications contained in this Fifth Supplemental Indenture; and

         WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the Guarantors; and


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         WHEREAS, the Company, the Guarantors and the Trustee each desire to execute this Fifth Supplemental Indenture to revise the Indenture to modify Sections 1.1, 1.3, 4.8, 5.1 and 6.1 thereof, and to delete in their entirety Sections 4.9 through 4.14, inclusive, 4.16 and 4.17 thereof; and

         WHEREAS, the Company, the Guarantors and the Trustee each desire that such modifications and deletions become operative upon the acceptance by the Company for purchase of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to its offer to purchase upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated November 29, 1995, as amended (the "Tender Offer and Consent Solicitation");

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

         Section 1. Definitions in Indenture. All capitalized terms not defined in this Fifth Supplemental Indenture shall have their respective meanings set forth in the Indenture.

         Section 2. Amendment to SECTION 1.1. The text of Section 1.1 of the Indenture, captioned "Definitions," is hereby amended as follows:

         a. The following definitions are hereby deleted in their entirety from the Indenture: "Acquired Indebtedness," "Asset Acquisition," "Asset Sale," "Capital Expenditures," "CENI," "Change of Control," "Consolidated Cash Flow," "Consolidated EBITDA," "Consolidated EBITDA Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Disqualified Stock," "EEP," "EEP Junior Subordinated Notes," "EEP Partnership Agreement," "11 7/8% Debentures," "Investment," "Management Agreement," "Net Cash Proceeds," "Non-Recourse Indebtedness," "Permitted Holder," "Permitted Indebtedness," "Permitted Investments," "Permitted Liens," "Preferred Share Redemption," "Required Capital Contribution," "Restricted


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Payment," "Securityholders' Portion," "Special Dividend," "13.60% Debenture,"
"Tri-City Purchase Agreement" and "Unrestricted Subsidiary."

         b. The definition of "Guarantor Senior Indebtedness" is amended to be and read in its entirety as follows:

                   "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on (including interest accruing subsequent to the occurrence of any event specified in Sections 6.1(a)(vii) or
         (viii) relating to such Guarantor whether or not the claim for such interest is allowed under any applicable Bankruptcy
         Code) all obligations of every nature of such Guarantor under or in respect of up to $40 million in aggregate principal amount under the Revolving Credit Facility, whether outstanding on the Issue Date or thereafter incurred without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable under applicable law relating to "fraudulent conveyance" or "fraudulent transfer." Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include, (a) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Guarantor, (b) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, and (c) that portion of any Indebtedness which at the time of its issuance is issued in violation of this Indenture.

         c. The definition of "Revolving Credit Facility" is amended to be and read in its entirety as follows:

                   "Revolving Credit Facility" means the Revolving Credit Agreement dated as of December 27, 1995, among AMCE, as borrower, certain of its subsidiaries, as guarantors, and The Bank of Nova Scotia, Chemical Bank, Bank of America National Trust and Savings Association and certain other lenders together with the exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any refinancings, replacements or renewals thereof.

         d. The definition of "Subsidiary" is amended to be and read in its entirety as follows:

                   "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.


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         Section 3. Amendment to SECTION 1.3. The text of Section 1.3 of the
Indenture, captioned "Rules of Construction," is hereby amended by amending paragraph (e) of such Section to read in its entirety as follows:

                   (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time and applied on a consistent basis with the Company's most recent financial statements; and, unless otherwise specified herein, all accounting determinations of any Person hereunder shall be made on a consolidated basis in accordance with the GAAP.

         Section 4. Amendment to SECTION 4.8. The text of Section 4.8 of the Indenture, captioned "Reports," is hereby amended to read in its entirety as follows:

                   In accordance with the provisions of TIA ss.
         314(a), at any time that the Company or a Guarantor has a class of securities registered under the Exchange Act, the Company or such Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or such Guarantor is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

         Section 5. Amendment to SECTION 4.9. Section 4.9 of the Indenture, entitled "Limitation on Indebtedness," is hereby amended by deleting such
Section 4.9 in its entirety.

         Section 6. Amendment to SECTION 4.10. Section 4.10 of the Indenture, entitled "Limitation on Issuance of Preferred Stock by Subsidiaries," is hereby amended by deleting such Section 4.10 in its entirety.

         Section 7. Amendment to SECTION 4.11. Section 4.11 of the Indenture, entitled "Limitation on Guarantees by Subsidiaries," is hereby amended by deleting such Section 4.11 in its entirety.


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         Section 8. Amendment to SECTION 4.12. Section 4.12 of the Indenture,
entitled "Limitation on Liens," is hereby amended by deleting such Section 4.12 in its entirety.

         Section 9. Amendment to SECTION 4.13. Section 4.13 of the Indenture, entitled "Limitation on Restricted Payments," is hereby amended by deleting such
Section 4.13 in its entirety.

         Section 10. Amendment to SECTION 4.14. Section 4.14 of the Indenture, entitled "Limitation on Certain Sales of Assets and Subsidiary Stock," is hereby amended by deleting such Section 4.14 in its entirety.

         Section 11. Amendment to SECTION 4.16. Section 4.16 of the Indenture, entitled "Change of Control," is hereby amended by deleting such Section 4.16 in its entirety.

         Section 12. Amendment to SECTION 4.17. Section 4.17 of the Indenture, entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries," is hereby amended by deleting such Section 4.17 in its entirety.

         Section 13. Amendment to SECTION 5.1. The text of Section 5.1 of the Indenture, captioned "When Company May Merge, Etc.," is hereby amended by amending paragraph (a) of such Section to read in its entirety as follows:

                   (a) The Company shall not consolidate with or merge with or into any Person or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets in a single transaction or through a series of transactions (including by way of merger or consolidation of the Company or any of its Subsidiaries) unless:

                             (i) either (a) the Company shall be the
                   continuing Person, or (b) the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

                             (ii) the surviving entity shall expressly
                   assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;


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                             (iii) immediately before and immediately
                   after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                             (iv) [DELETED]

                             (v) [DELETED]

                             (vi) the Company or the surviving entity
                   shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.1(a), and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and

                             (vii) each Guarantor shall, by
                   supplemental indenture, confirm that its Guarantee shall apply to the Company's or the surviving entity's obligations under the Securities and this Indenture, as modified by such supplemental indenture, and confirm the due and punctual performance of the Guarantee and every covenant in this Indenture on the part of the Guarantors to be performed or observed.

         Section 14. Amendment to SECTION 6.1. The text of Section 6.1 of the Indenture, captioned "Events of Default," is hereby amended to read in its entirety as follows:

                   (a) An "Event of Default" shall occur if:

                             (i) a default in the payment of interest
                   on the Securities when the same becomes due and payable shall have occurred and any such Default shall have continued for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of Article X hereof); or

                             (ii) a default in the payment of the
                   principal of, or premium, if any, on the Securities when the same becomes due and payable upon maturity, acceleration, redemption, pursuant to an offer to purchase required by this Indenture or otherwise shall have occurred (whether or not such payment shall be prohibited by the subordination provisions of Article X hereof); or

                             (iii) a default in the performance of, or
                   breach of, any covenant of this Indenture (other than defaults specified in clause (i) or (ii) above) shall have


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                   occurred, and such Default shall have continued for
                   a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

                             (iv) [DELETED]

                             (v) [DELETED]

                             (vi) any provision of Article X shall be
                   declared or adjudged to be invalid or unenforceable in a judgment, order or decree which shall either be subject to no further appeal or shall have remained in effect for a period of 60 days during which no appeal shall be in effect; or

                             (vii) the Company, any Guarantor that is
                   a Material Subsidiary or any other Material
                   Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                                       (V) commences a voluntary case
                             or proceeding,

                                       (W) consents to the entry of an
                             order for relief against it in an
                             involuntary case or proceeding,

                                       (X) consents to the appointment
                             of a Custodian of it or for all or
                             substantially all of its property,

                                       (Y) makes a general assignment
                             for the benefit of its creditors or

                                       (Z) admits in writing that it
                             generally cannot pay its debts when such debts become due; or

                             (viii) a court of competent jurisdiction
                   enters an order or decree under any Bankruptcy Law that:

                                       (X) is for relief against the
                             Company, any Guarantor that is a Material
                             Subsidiary or any other Material
                             Subsidiary of the Company in an
                             involuntary case or proceeding,

                                       (Y) appoints a Custodian of the
                             Company, any Guarantor that is a Material
                             Subsidiary or any other Material
                             Subsidiary of the Company for all or
                             substantially all of its properties, or


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                                       (Z) orders the liquidation of
                             the Company, any Guarantor that is a
                             Material Subsidiary or any other Material
                             Subsidiary of the Company

                  and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                   (b) For purposes of this Section 6.l, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                   (c) [DELETED]

                   (d) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder or unless a Trust Officer otherwise has actual knowledge thereof.

         Section 15. Revision of Form of Notes. Pursuant to Section 9.5 of the Indenture, paragraph 4 of the Form of Notes will be revised, and paragraph 7 will be deleted, to give effect to the amendments made hereby.

         Section 16. Operative Effect of Amendments. Sections 2 through 15 hereof shall not become operative unless and until the acceptance by the Company of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to the Tender Offer and Consent Solicitation, at which time such Sections shall become operative and shall be in full force and effect.

         Section 17. Confirmation of Indenture. The Company and each of the Guarantors affirms the continuing effect of the Indenture, as supplemented by this Fifth Supplemental Indenture; and each of the Guarantors affirms the continuing effect of its guarantee of the obligations of the Company under the Indenture and the Securities issued under the Indenture.


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         Section 18. Instrument. From and after the date hereof, the Indenture, as supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

         Section 19. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 20. Termination. This Fifth Supplemental Indenture shall be terminated and shall be of no further force and effect if the Tender Offer and Consent Solicitation is terminated or expires without the purchase of any Securities by the Company.

         Section 21. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE.

         Section 22. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect


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to (i) the validity, efficacy or sufficiency of this Fifth Supplemental
Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors, or
(iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

ATTEST:                                 AMC ENTERTAINMENT INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee


/s/   Patricia Stermer                  By: /s/ Cynthia Chaney
                                            Name: Cynthia Chaney
                                            Title: Assistant Vice President


ATTEST:                                 AMERICAN MULTI-CINEMA, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


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ATTEST:                                 AMC REALTY, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 CONSERVCO, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 AMC CANTON REALTY, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 AMC PHILADELPHIA, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 BUDCO THEATRES, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


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ATTEST:                                 CONCORD CINEMA, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


ATTEST:                                 AMC FILM MARKETING, INC.



/s/ Nancy L. Gallagher                  By: /s/ Peter C. Brown
                                            Peter C. Brown
                                            Executive Vice President and Chief
                                            Financial Officer


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